UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

ITEM 5.02	DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

On October 22, 2026, the Board of Directors (the “Board”) of Standex International Corporation (the “Company”) appointed Brenna D. Preisser as a Class I director, effective January 1, 2027, to succeed B. Joanne Edwards, who notified the Board on October 21, 2026 of her intention to retire from the Board effective as of that date. Ms. Edwards has served as a director of the Company since 2018 and currently serves as Chair of the Board’s Nominating & Corporate Governance Committee and as a member of its Innovation & Technology Committee. Ms. Edwards’ retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Preisser’s appointment is the result of a succession planning process conducted by the Nominating & Corporate Governance Committee of the Board in anticipation of Ms. Edwards’ retirement. Ms. Preisser has been appointed for an initial term to expire at the Company’s annual meeting of shareholders to be held in 2027, in connection with which it is the present intention of the Board that Ms. Preisser be nominated to stand for election, together with the other Class I directors, for a three-year term expiring at the Company’s annual meeting of shareholders in 2030. The Board has appointed Ms. Preisser to serve on the Board’s Compensation Committee and Innovation & Technology Committee, effective January 1, 2027.

Ms. Preisser, age 48, is Executive Vice President and President of Brunswick Boat Group of Brunswick Corporation, an NYSE listed manufacturer of recreational marine products, a position she has held since August 2024. In that role, she leads Brunswick’s global boat portfolio of 18 brands and 11 manufacturing sites. Prior to that time, Ms. Preisser served as President of Business Acceleration of Brunswick from January 2019 to August 2024, where she led Brunswick’s boat club and subscription businesses, new ventures and Brunswick Financial Services, serving as Executive Vice President from December 2021 and also as Chief Strategy Officer from December 2021 to January 2024. Ms. Preisser also served as Brunswick’s Chief Human Resources Officer from April 2016 to December 2021. Ms. Preisser holds a B.B.A. from Ohio University and an M.B.A. from Ashland University.

In connection with her appointment, there are no arrangements or understandings between Ms. Preisser and any other person regarding her appointment nor are there any related person transactions involving the Company and Ms. Preisser. From October 22, 2026 until her appointment becomes effective, Ms. Preisser will attend meetings of the Board as a non-voting observer and will receive a fee for such service equal to the annual cash retainer paid to the Company’s non-employee directors, prorated for that period. In addition, the Compensation Committee of the Board granted Ms. Preisser, effective January 1, 2027, a restricted stock award under the Company’s 2018 Omnibus Incentive Plan, as amended and restated, having a value of $150,000, the same value as the annual equity award granted to the Company’s non-employee directors in connection with the Company’s 2026 annual meeting of shareholders, which will vest in full on the third anniversary of the grant date. Thereafter, as a director, Ms. Preisser will receive such annual compensation as is payable to all other non-employee directors and as most recently set forth in the Company’s Proxy Statement for the Annual Meeting that occurred on October 20, 2026 which was filed with the Securities and Exchange Commission on September 4, 2026. Ms. Preisser will also enter into the Company’s standard form of indemnification agreement for officers and directors.

On October 26, 2026, the Company issued a press release announcing Ms. Edwards’ retirement and Ms. Preisser’s appointment. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits – The following exhibits are provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K.

Exhibit No.	Description
99	Press Release of Standex International Corporation dated October 26, 2026, announcing the retirement of B. Joanne Edwards and the appointment of Brenna D. Preisser to the Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION (Registrant)

By:	/s/ R. Colby Slaughter
R. Colby Slaughter Vice President and Chief Legal Officer Date: October 26, 2026
Signing on behalf of the registrant